Contract # 01012024OS

Контракт № 01012024OS

Date: 01.01.2024 Kyiv		Дата: 01.01.2024 г. Киев
This Independent Contractor Services Agreement (“**Contract**” or “**Agreement**”) is entered on January 1st, 2024 (“**Effective Date**”) between **Rentberry, Inc.** (“**Customer**”) and **Oleksiy Svityashchuk** (“**Executor**” or “**Developer**”).		Данный Договор Независимого Подрядчика Услуг (“**Контракт**” или “**Договор**”) заключен 1 января 2024 года (“**Дата вступления в силу**”) между **Rentberry, Inc.** (“**Заказчик**”) и **Свитящук Алексей**, (“**Подрядчик**” или “**Разработчик**”).
Oleksiy Svityashchuk, acting under jurisdiction of Ukraine will provide software development services according to the following terms:		Свитящук Алексей, предоставляет услуги по разработке программного обеспечения на следующих условиях:
1. Subject of the Contract. As requested by the Customer and agreed by the Developer, from time to time in writing or email, provide software development services according to the terms of this Agreement. If the Customer wishes to obtain services on any other basis or terms, the parties must sign a separate agreement.		**1. Предмет Контракта.** В соответствии с запросами от Заказчика, согласованными с Разработчиком, в письменном или электронном виде, предоставляет услуги по разработке программного обеспечения на условиях, оговоренных данным Контрактом. Для получения услуг на других условиях либо получения услуг другого рода должен быть заключен отдельный контракт.
2. Changes in Plans. The Developer shall not be penalized for damages caused by deadline or cost overruns; neither shall overruns entail any increase in cost for the Customer. Changes and alterations (minor changes) to the schedule / agreed tasks should be requested in writing by the Customer.		**2. Корректировка планов.** К Разработчику не могут быть применены штрафные санкции в случае превышения бюджета или сроков выполнения проекта. Таковые превышения не влекут за собой увеличения стоимости проекта. Небольшие изменения в плане проекта производятся на основании письменного запроса со стороны Заказчика.
3. Compensation. The Customer pays for services rendered under this Contract on a monthly basis, which is 7,000 USD per month.		**3. Компенсация.** Заказчик оплачивает услуги, оказанные в рамках данного Контракта на ежемесячной основе, что составляет 7,000 долларов США в месяц.
4. Payment. The Developer shall invoice the Customer on the first day of each month for the services actually provided. To confirm the provision and acceptance of services, an Acceptance Act for services delivered is drawn up, which is signed by both parties. Within 30 days after services are provided, the Customer shall pay the Developer for the invoiced services. The Developer can issue an Invoice for prepayment to the Customer. Payments will be made in USD currency.		**4. Оплата.** Разработчик выставляет счет Заказчику первого числа каждого месяца за фактически предоставленные услуги. Для подтверждения предоставления и принятия услуг составляется Акт Приема-Передачи предоставленных услуг, который подписывается обеими сторонами. В течение 30 дней после выполнения услуг Заказчик оплачивает выставленный счет. Разработчик может выставлять счет на предоплату Заказчику. Платежи выполняются в долларах США.

5. Warranties and Limitations. (a) Except for materials provided by the Customer to the Developer for incorporation into the Developer work product, the Developer warrants that it will have the appropriate right, title, and interest to the software development tools used, and the work product will not infringe any rights of third parties due to such software. (b) The Developer will use reasonable efforts to attempt to correct any reported design or programming errors as a service to be provided under this Agreement. (c) The Developer must not introduce any malicious software or backdoors.		**5. Гарантии и ограничения.** (a) В части материалов, предоставленных Разработчику Заказчиком для использования в процессе работы, Разработчик гарантирует, что обладает необходимыми правами на материалы и программные средства, используемые в процессе работы и что предоставленные таким образом продукты, не нарушают никаких прав и патентов третьих сторон. (b) Разработчик обязуется приложить разумные усилия для исправления замеченных программных ошибок и ошибок в спецификации в качестве услуг на условиях данного Контракта. (c) Разработчик обязуется не вносить в разрабатываемое ПО вредоносного кода.
6. Transfer of Ownership. The Customer has exclusive, unrestricted and transferable rights of use and enjoyment of the product including rights of revision and transformation. The Developer shall retain no rights to any of the work product produced.		**6.Передача прав на интеллектуальную собственность.** Разработчик уступает авторские права на машинный код и/или приложения, разработанные в рамках данного Контракта, в пользу Заказчика. Разработчик не оставляет за собой никаких прав на работы, выполненной в рамках данного Контракта.
7. Confidential Information. The Developer agrees that it will not, directly or indirectly, disclose to or make available for use by anyone other than the Customer during the term of this Agreement and for two years following its termination, any information marked confidential or identified to the Developer as confidential, unless the same shall have first become generally known and published through no fault of the Developer or shall have been already known to the Developer. The Developer further agrees not to disclose at anytime, unless compelled to by legal proceedings, any project documentation, source code, or other work product produced without the express written consent of the Customer. The Developer must not provide any demonstration (offline or online) or installation of the developed software or parts of it to other parties. Neither does the Developer write, produce nor distribute articles (weblog entries, articles) or screencasts regarding the project without written permission of the Customer.		**7. Соглашение о конфиденциальности.** Разработчик обязуется, во время действия Контракта и в течении двух лет после его завершения, не разглашать или делать доступной для кого-либо, за исключением Заказчика любую информацию, имеющую отметку о конфиденциальности либо указанную Разработчику как имеющею характер конфиденциальной, за исключением случаев когда эта информация стала публично доступной не по вине Разработчика либо уже была известна Разработчику. Кроме того, Разработчик обязуется не разглашать никогда, за исключением определенных законом случаев, любую проектную документацию, исходный код, либо другие рабочие продукты без предварительного письменного разрешения Заказчика. Разработчик не может передавать демонстрационную или полнофункциональную версию ПО третьей стороне. Разработчик не имеет права создавать и публиковать информацию о продукте без предварительного письменного разрешения Заказчика.
8. Legal Relationship. Except to the extent specifically required under the terms of this Agreement, the Developer shall not be deemed an agent or servant of the Customer and may not		**8. Правовые отношения.** За исключением рамок, явно обозначенных данным Контрактом, Разработчик не может считаться представителем, служащим или доверенным лицом Заказчика и не может

represent itself as having any authority to act on behalf of the Customer without the Customer's prior written consent. This Agreement shall not be interpreted as establishing anything other than a software development services and no partnership, employer/employee, joint venture, agency, or other arrangement shall be inferred. If developer wants to terminate this agreement before its expiration date, developer must notify the Company 30 days in advance. This Contract expires on December 31st, 2024. If the Customer wishes to obtain further services after this date is reached, a new contract shall be signed.		представлять себя как имеющим какие-либо права, выступать от лица Заказчика без предварительного письменного разрешения от Заказчика. Данный Контракт не может быть интерпретирован как устанавливающий какие-либо отношения кроме услуг по разработке программного обеспечения и никакие иные соглашения (как-то: о партнерстве, трудовые, совместное предприятие, агентство и пр.) не могут быть истолкованы как имеющие место. Если разработчик хочет прекратить действие настоящего соглашения до истечения срока его действия, разработчик должен уведомить Компанию за 30 дней. Срок действия данного Договора истекает 31 декабря 2024 года. Если Заказчик желает получать услуги после наступления указанной даты, новый контракт должен быть подписан.
9. Interpretation. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. If any provision is invalid, the remaining provisions shall remain enforceable.		**9. Интерпретация.** Когда возможно, положения данного Контракта интерпретируются таким образом, чтобы оставаться правомерными и имеющими силу по отношению к соответствующему закону. Если какое-либо из положений будет признано как не имеющее законной силы остальные положения остаются в силе.
10. Entire Agreement; Waiver. This Agreement contains the entire understanding of the Parties with respect to its subject matter. All prior commitments and understandings are merged herein. All other documents, whether signed or unsigned, including purchase orders, shall not be given any effect which is inconsistent with this Contract unless this provision is specifically referred to and waived by the Developer or the Customer in writing.		**10. Целостность Контракта; Отказ от прав.** Данный Контракт описывает взаимоотношения сторон в полном объеме. Все предыдущие договоренности и соглашения учтены в данном Контракте. Любые прочие документы, как подписанные, так и нет, включая заказы на поставку, не могут иметь последствий не совместимых с данным Контрактом за исключением, когда такое положения явным образом упоминается и подтверждено в письменном виде Разработчиком или Заказчиком.
11. Controlling Law and Arbitration. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California (United States of America). The parties agree that no action by one party against the other may be brought in any court, in any jurisdiction, except according to the terms of this paragraph. The parties agree to venue and jurisdiction of the courts located in Santa Clara County, California. No termination or expiration of this Agreement shall affect the right to arbitrate disputes.		**11. Право и арбитраж.** Данный Контракт интерпретируется и исполняется в соответствии с законами штата Калифорнии (США). Стороны соглашаются, что никакие судебные действия против другой стороны не могут быть произведены в судах и юрисдикциях иных, чем указанных в условиях данного параграфа. Стороны соглашаются с выбором Санта-Клара, штат Калифорния, в качестве судебного округа. Окончание либо прерывание данного Контракта не может повлиять на право проведения арбитражного спора.

12. Force Majeure. Neither party will be liable to the other by reason of any failure in performance of this Agreement if the failure arises out of the unavailability of communications facilities or energy sources, acts of the other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any causes beyond the reasonable control of that party.		**12. Форс-мажор.** Ни одна из сторон не будет нести ответственность по отношению к другой стороне за невыполнение условий данного Контракта, в случае если такое невыполнение является следствием отсутствия средств коммуникации, источников энергии, действия третьей стороны, действия правительственных органов, пожара, забастовки, транспортных задержек, массовых беспорядков или войны, либо других причин, выходящих за рамки разумного контроля соответствующей стороны.
13. Miscellaneous. All changes and additions to this Agreement are drawn up as separate appendixes and will be its integral parts if signed by both parties. Facsimile copies and copies sent by e-mail of the Contract, Acceptance Acts for services delivered, Invoices and other documents equate to the originals. The Customer and Developer do not use a seal to sign the Contract, Acceptance Acts for services delivered, Invoices and other documents. This Contract is bi-lingual, English-Russian. Shall any inconsistencies or disputes arise, English text takes precedence over Russian.		**13. Прочие условия.** Все изменения и дополнения к данному Контракту оформляются отдельными приложениями и будут являться его неотъемлемыми частями, если они подписаны обеими сторонами. Факсимильные или присланные электронной почтой копии Контракта, Актов Приема-Передачи предоставленных услуг, Инвойсов и другие документы приравниваются к оригиналам. При подписании Контракта, Актов Приема-Передачи предоставленных услуг, Инвойсов Заказчик и Разработчик и других документов не используют печать. Настоящий Контракт составлен на двух языках, английском и русском. В случае возникновения разночтений предпочтение отдается английской версии.
EXECUTOR: **Oleksiy Svityashchuk** Address: 20 Akademika Yanhelya Street, Kyiv, 03056, Ukraine ________________ (signature) Oleksiy Svityashchuk (without a seal) **CUSTOMER:** **Rentberry, Inc.** Address: 201 Spear Street, Suite 1100, San Francisco, CA 94105, USA ________________ (signature) Oleksiy Lyubynskyy CEO		**ПОДРЯДЧИК:** **Свитящук Алексей** Адрес: 03056, Украина, г. Киев, ул. Академика Янгеля, 20 ________________ (подпись) Свитящук Алексей (без печати) **ЗАКАЗЧИК:** **Rentberry, Inc.** Адрес: 94105, США, Калифорния, г. Сан Франциско, 201 ул. Спир, офис 1100 ________________ (подпись) Алексей Любинский Генеральный Директор